Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE POSITIONED IN LEADERS QUADRANT IN LEADING

INDUSTRY ANALYST FIRM'S MAGIC QUADRANT FOR MANAGED FILE TRANSFER

SAN ANTONIO, Texas. - October 5, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that it has been positioned as a Leader in Gartner's 2009 Magic Quadrant for Managed File Transfer (MFT). (The report is titled Gartner Magic Quadrant for Managed File Transfer, L. Frank Kenney, September 18, 2009)

Gartner described GlobalSCAPE and other leaders as the companies "most likely to have high revenue and commitment to the market, high market share and installed bases, and products that are of interest to a large audience." Gartner also noted that in many cases, as is true with GlobalSCAPE, "these vendors also have long histories in this market. However, new leaders in this market are demonstrating the ability to introduce new technologies and strategies, such as governing collaboration, or have demonstrated the ability to reach newer market segments, such as small or midsize businesses (SMBs). Finally, leaders have presented domain expertise and compelling messages that have penetrated the market (intentionally or unintentionally)."

GLOBALSCAPE LEADER IN GARTNER 2009 MFT QUADRANT 2-2-2

"We're very pleased to be part of Gartner's Magic Quadrant Leaders Quadrant," said Jim Morris, GlobalSCAPE's president and CEO. "Gartner's recognition of the need for holistic MFT solutions that support and enable governance processes is spot on." Morris added, "We're confident that we'll continue to meet the market's need for flexible, cost-effective, and easy-to-deploy solutions, even in the most complex IT environments."

GlobalSCAPE's strengths include having a broad solution portfolio, which includes managed and ad hoc file delivery. In addition, GlobalSCAPE has won high-profile contracts with the U.S. Army and other government agencies, and obtained industry validations and certifications.

In the report, Gartner stresses that companies should look for MFT vendors that can meet both short-term tactical and long-term strategic needs. This is a key reason why GlobalSCAPE is the solution provider of choice for most of the Fortune 100 and for leading government agencies and system integrators.

GlobalSCAPE's MFT products, including Enterprise File Transfer Server™ , Secure FTP Server™, Mail Express™, and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information, across multiple locations, and with customers and business partners. These solutions ensure the highest levels of compliance with industry and government data security and privacy regulations, along with corporate security policies and mandates.

About the Magic Quadrant
The Magic Quadrant is copyrighted 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor; product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GLOBALSCAPE LEADER IN GARTNER 2009 MFT QUADRANT 3-3-3

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, Texas, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.